                                                                      EXHIBIT 12



                            BERKSHIRE HATHAWAY INC.



  CALCULATION OF RATIO OF CONSOLIDATED EARNINGS TO CONSOLIDATED FIXED CHARGES


                             (DOLLARS IN MILLIONS)



                                    SIX MONTHS ENDED
                                        JUNE 30,                          YEARS ENDED DECEMBER 31,
                                   -------------------     ------------------------------------------------------
                                     1996        1995        1995        1994        1993        1992       1991
                                   --------     ------     --------     ------     --------     ------     ------
Net earnings.....................  $1,859.9     $331.2     $  794.9     $553.0     $  843.6     $460.4     $507.0
  Income tax expense.............     947.2      100.8        276.0      163.4        439.8      142.5      147.4
  Minority interest in
    earnings.....................      12.8        7.6         13.3        8.7         10.0        5.2       11.0
  Equity in the earnings of less
    than 50% owned investees.....        --      (32.6)       (92.5)     (29.9)      (103.6)     (57.5)     (72.5)
  Fixed charges*.................      64.3       32.0         75.5       70.2         65.7       85.6       92.9
                                   --------     ------     --------     ------     --------     ------     ------
Earnings available for fixed
  charges........................  $2,884.2     $439.0     $1,067.2     $765.4     $1,255.5     $636.2     $685.8
                                   ========     ======     ========     ======     ========     ======     ======
Realized investment gain, pretax,
  included in earnings available
  for fixed charges..............  $2,332.5     $ 74.4     $  194.1     $ 91.3     $  546.4     $ 89.9     $192.5
                                   ========     ======     ========     ======     ========     ======     ======
Fixed charges*
  Interest on indebtedness.......  $   53.2     $ 26.6     $   59.3     $ 60.1     $   56.6     $ 76.1     $ 83.6
  Rentals representing
    interest.....................      11.1        5.4         16.2       10.1          9.1        9.5        9.3
                                   --------     ------     --------     ------     --------     ------     ------
                                   $   64.3     $ 32.0     $   75.5     $ 70.2     $   65.7     $ 85.6     $ 92.9
                                   ========     ======     ========     ======     ========     ======     ======
Ratio of earnings to fixed
  charges*.......................     44.86      13.72        14.14      10.90        19.11       7.43       7.38
                                   ========     ======     ========     ======     ========     ======     ======
Ratio of earnings, excluding
  realized investment gain, to
  fixed charges*.................      8.58      11.39        11.56       9.60        10.79       6.38       5.31
                                   ========     ======     ========     ======     ========     ======     ======


---------------


* Excludes fixed charges of finance businesses which consist of interest on indebtedness and, in years prior to 1994, interest on savings deposits. Fixed charges of finance businesses were as follows:



                                    SIX MONTHS ENDED
                                        JUNE 30,                          YEARS ENDED DECEMBER 31,
                                   -------------------     ------------------------------------------------------
                                     1996        1995        1995        1994        1993        1992       1991
                                   --------     ------     --------     ------     --------     ------     ------
Finance business fixed charges...      17.3       13.5         29.1       31.8         24.4       26.1       32.9



    Including fixed charges of finance businesses the ratios of earnings to fixed charges were as follows:



                                    SIX MONTHS ENDED
                                        JUNE 30,                          YEARS ENDED DECEMBER 31,
                                   -------------------     ------------------------------------------------------
                                     1996        1995        1995        1994        1993        1992       1991
                                   --------     ------     --------     ------     --------     ------     ------
Including realized investment
  gain...........................     35.56       9.95        10.48       7.82        14.21       5.93       5.71
Excluding realized investment gain...     6.97    8.31         8.63       6.92         8.14       5.12       4.18